Exhibit 3.1

STATE OF DELAWARE CERTIFICATE FOR REVIVAL OF CHARTER The corporation organized under the laws of the State of Delaware, the charter of which was voided for non - payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows : 1. The name of the corporation is China Dongsheng International, Inc. and, if different, the name under which the corporation was originally incorporated 2. The Registered Office of the corporation in the State of Delaware is located at (street), County of New Castle -------- - 251 Little Falls Drive in the City of Wilmington Zip Code 19801 The name of the Registered Agent at such address upon ----------- - whom process against this Corporation may be served is The Prentice - Hall Corporation System , Inc. 3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 03/1111992 4. The corporation desiring to be revived and so rev1vmg its certificate of incorporation was organized under the laws of this State . 5. The corporation was duly organized and carri . ed on the business authorized by its A.D. 2008 charter until the 12th day of March at which time its charter became inoperative and void for non - payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected wrectors of the corporation in accordance with the laws of the State of Delaware . By: CaYe,yy C IA.¥'YW Authorized Officer Name: Caren Currier Print or Type State or Delaware Setretary of State DM.1loo or Corponllons Delivered 12:18 PM 04/30 i 202 1 FILED 12:18 PM04/30/2021 SR 20211S32596 · FUe umber 2290721

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PAPERCLIP SOFI'WARE, INC. It is hereby certified that: 1. The name of the corporation (the "Corporation") is Paperclip Software, Inc. 2. The original Certificate if Incorporation was filed on March 11, 1992 and a CertHicate of Amendment of Certificate of Incorporation was filed on June 13, 2000. 3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fi r st and the first sentence of Article Fourth and replacing it with the following new Article and sentence, respectively : FJRST: The name of the corporation is China Dongsheng International, lnc . (the "Corporation") . FOURTH : The totaJ number of shares of cap i ta l stock wh i ch the Corporation shall have authority to issue is 110 , 000 , 000 shares, of which 100 , 000 , 000 shares are designated as Common Stock, par value $ 0 . 00001 per share, and 10 , 000 , 000 shares are designated as Prefen - ed S t ock, par value $ 0 . 01 per share . 4 . The amendment of the certificate of incorporation herein certified has been duly adopted and w 1 itten consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware . Signed on March 9, 2007 PAPERCLIP SOFTWARE, INC. By: Is/ A ido11g Yu Aidong Yu Chief Executive Officer State of Delaware Secreta..ty of State Division o£Corporations Delivered 05:14 PM 03/12/2007 FILED 05:12 PM 03/12/2007 SRV 070302500 - 2290721 FILE

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St4te of De14W4re Secretazy 0£ State Division of Corporations Delive . red 06: 08 PM 11/14/2006 FILED 06: 08 PM 11/14/2006 SRV 061044383 - 2,290721 FILE SERIES B CONVERTIBLE PREFERRED STOCK CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF PAPERCUP SOFTWARE, INC. Paperclip Software, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY : Pursuant to authority expressly granted and vested In the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, and Section 141 (f) of the Delaware General Corporations Law, the Board of Directors adopted the following resolution on November 6 , 2006 authorizing a class of the Company's previously authorized 10 , 000 , 000 shares of preferred stock, par value $ . 01 per share, and providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 4 , 000 , 000 shares of Series B Convertible Preferred Stock of the Company, as follows : RESOLVED, Pursuant to Company's Certificate of incorporation and Section 151 (g} of the Delaware Business Corporation Act, Company hereby designates a class of preferred shares which are a part of the Company's authorized capital, but as of the date of this resolution, have yet to be designated as Series B Convertible Preferred S 1 ock whereby each share of Series B Convertible Preferred Stock Is convertlble into five hundred (500) shares of common stock and carries all the same rights as common stock, except for the 1 : 500 conversion and the following : (1) Voting . On all matters submitted to the shareholders, each holder of shares of Serles B Convertible Preferred Stock is entitled to one vote for each share of common stock Into which Series A Preferred Stock is then convertible, as provided in Section 2 . For example, each share of Series B Convertible Preferred Stock Is entitled to five hundred (500) votes . (2) Automatic Conversion . Each share of Serles B Convertible Preferred Stock will automatically convert, without any action on the part of the holder, upon the increase of the Company's authorized common stock to an appropriate amount to satisfy full conversion of all Series B Convertible Preferred Stock shares, Into five hundred (500) shares of Common Stock (the • conversion Shares"} . (3) Ratchet Provision; Adjustments for Converalona Certain and Issuances . In the event the Company, shall, at any time after November 9 , 2006 , issue any additional shares of common stock, then the conversion rate for the Series 8 Convertible Preferred Stock will be adjusted so that the number of shares of Common

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. Stoc ' k issuable upon such conversion of the Serles 8 Convertible Preferred Stock shall be Increased in proportion to such Increase In outstanding shares of common stock. (4) lesuance of Certificates ; Time Conversion Effected . As - soon as commercially practicable after the Increase of the · Company's authorized common stock to an appropriate amount to satisfy full conversion of all Series B Convertible Preferred Stock shares into Common Stock, the Company shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series B Convertible Preferred Stock has been converted . In the alternative, If the Company's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its deslgnee's balance account with The Depository Trust Corporation . Such conversion shall be deemed to have been effected, and the • conversion Date" shall be deemed to have occurred, on the date which such shares are Issued . The rights of the Holder of the Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be Issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date . Issuance of shares of Common Stock issuable upon conversion that are requested to be registered In a name other than that of the registered Holder shall be subject to compijance with all applicable federal and s t ate securities laws . (5) Fractional Shares . The Company shall not, nor shall it cause the Transfer Agent to, Issue any fraction of a share of common Stock upon any conversion . All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series B Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock . If, after such aggregatron, the Issuance would result In the issuance of a fraction of a share of Common Stock, the Company shall round, or cause the Transfer Aaent to round, such fraction of a share of Common Stock up to the nearest whole share . (6) No Relsauance of SfrlH B Convertible Preferred Stock . Shares of Series B Convertible Preferred Stock that are converted Into shares of Common Stock as provided herein shall not be reissued . (7) Vote to Change the Terms of or Issue Serles A Super Preferred Stock . The affinnative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty - one percent { 51% ) of the then outstanding shares of Series B Convertible Preferred Stock shall be required for (I) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Convertible Preferred Stock, or (ii) any issuance of additional shares of Series B Convertible Preferred Stock .

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(8) Notices. In case at any time; a. the Company shall offer for subscription pro rata to the holders of Its Common Stock any additional shares of stock of any class or other rights ; or b. there shall be any Organic Change; then, in any one or more of such cases, the Company shall give, by first class mall, postage prepaid, or by facsimile or by recognized overnight delivery service to non - U . S . residents, addressed 10 the Registered Holders of the Series B Convertible Preferred Stock at the address of each such Holder as shown on the books of the Company, (1) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice ot the date when the same shall take place . Such notice In accordance witt, the foregoing clause (I) shall also specify, In the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice In accordance with clause Oi) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change . (9) Record Owner . The Company may deem the person in whose name shares of Serles B Convertible Preferred Stock shall be registered upon the registry books of the Company to be, and may treat him as, the absolute owner of the Series B Convertible Preferred Stock for the purposes of conversion and for all other purposes, and the Company shall not be affected by any notice to the contrary . All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made . (10) Bealater . The Company shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series B Convertible Preferred Stock . Upon any transfer of shares of Serles B Convertible Preferred Stock in accordance with the provisions hereof, the Company shall register or cause the transfer agent to register such transfer on the Stock Register . IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Chief Executive Officer on November 6, 2006. /s/ WIiiiam Weiss William Weiss Chief Executive Officer

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SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/02/2000 001553615 - 2290721 PAPERCLIP SOFTWARE, INC. SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATION Pursuant to Section 151 of the General Cmporation Law of the State of Delaware PaperC 1 ip Software, Inc . (the "Corporat i on 11 ), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation , as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, b y unanimous written consent, adopted the following resolution which remains in full force and effect as of the date her e of : RESOLVED, that pursuan t to the authority vested in the Board of Directors of the · Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation") , the Board of Directors does hereby create, authorize and provide for the issuance of Series A Preferred Stock 1 par value 5.01 per share, consisting of 3,649,543 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions: 1. Designation. The designation of such series is "Series A Preferred Stock" (hereinafter in t his Certificate of Designation called the " Series A PreferTed Stock") and the number of share constituting such series shall be 3 , 649 , 543 , which number may be decrea&ed (but not increased) by the Board of Directors without a vote of stockholders : provided . howe ¥$ (r, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock, plus shares issuable upon the exercise of any then outstanding options, warrants or rights to acquire Series A Preferred Stock . AU capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to snch terms in Section 14 hereof . 2. Dividends . (a) The holders of shares of Series A Preferred Stoel( shall be entitled to receive when, as and if dividends on the Common Stock are declared by the Board of Directors out of funds legally available for the purpose . The holders of the Series A Preferred Stock shall be enti t led to such dividends paid on the Common Stock on an as converted basis . FINAL Certificate of designation.doc - I -

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(b) Without the consent of the holders of the Requisite Percentage of Serie s A Preferred Stock and, except as otherwise may be provided in tbis Certificate of Designation, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apan for payment any dividends or make any other distribution on or redeem any Junior Securities and will not permit any Subsidiary or other affiliate to redeem, purchase or otherwise acquire for value, or set apart for any sinking or other analogous fund for the redemption or purchase of, any Junior Securities . 3 . Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities 1 to be paid in cash in full, before any distribution is made on any Junior Securities, an amount in cash (the "Liquidation Amount") equal to the Series A Preference Am . aunt . I( upon any such liquidation, dissolution or other winding u - p of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of al l outstanding Series A Preferred Stock shall be insufficient to permit the payment of the Series A Preference Amount in full ; then the entire nel assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amounts to which they would otherwise be respectively entitled on , . ccount of their Series A Prefen - ed Stock . Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive n a couut of their Series A Preferred Stock, the remaining net assets of the Corporation shall be distributed to the other stockholders of the Corporation as their respective interests may appear . (b) Consolidation . Merger . etc . A consolidation or merger of the Corporation with or into any other corporation or corporations (a "merger"), or a Sale of the Corporation, or the effectuation by the Corporation of a transaction or a series of related transactions in which more than fifty percent ( 50% ) of the voting power of the Corporation is disposed of (a "reorganization") (except in the case of a Qualified Public Offering) shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3 . Any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be an involuntary liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon the holders of Serir ;: s A Preferred Stock are not adversely affected by such reorganization . Notwithstanding the foregoing, a consolidation, merger, Sale of the Corporation or reorganization shall not be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3 if the holders of the Requisite Percentage of the Series A PrefeITed Stock either waive in writing the provisions of the preceding two sentences, as applicable, or vote in favor of such merger or reorganization . · (c) Ho 1 ders of Series A Prefe 1 Tcd Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the Series A Preference Amount . flNAL Certlfi1:1te of designation.doc - 2.

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4 . Voting . Except as otherwise required by law or as provided herein and subject to the rights of any class or series of capital stock of the Corporation that hereafter may be issued in compliance with the tem,s of this Certificate of Designation, the shares of the Series A Preferred Stock shall vote together with the shares of the . Corporation's Common Stock at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner u the Corporation's Common $ tock 1 upon the followirig basis : each holder of shares of Series A Preferred Stock shalt be entitled to one vote for ea £ h share of Common Stock into which Series A Preferred Stock held by such holder on the record date fixed for such meeting, or on the effective date of $ Uch written consent could be converted . s. Special Approval Rights. (a) Restricted ActiQns . The affirmati v e vote of the holders of the Requisite Percentage of Series A Preferred Stock, acting by written consent or voting separately as a single class in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize the Corporation to take any of the following actions (herein, each a "Restricted Action') : (A) authorize, or increase or pennit any Subsidiary to authorize or increase, the authorized number of shares of, or issue additional shares of Series A Preferred Stock or any class or series of the Corporation's or any Subsidiary's capital stock or options, warrants or other rights to acquire any such capital stock ranking with respect to liquidation preference, dividends o . r voting rights , senior in right to, or on a parity with, the Series A Preferred Stock , .. , (B) amend, repeal or change, directly or indirectly . any of the provisions of the Certificate of Incorporation of the Corporation, as amended, or the By - laws of the Corporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock ; (C) authorize or effect, or pennit any Subsidiary to · authorize or effect> the sale, lease, license, abandonment or other disposition of all or any substantial portion of the assets of the Corporation or any Subsidiary ; (D) authorize or effect, or permit any Subsidiary to authorize or effect, the merger or consolidation of the Corporation or any Subsidiary with any other Person ; (E) authorize or effect, or permit any Subsidiary to authorize or effect, the liquidation (whether complete or partial), dissolution or winding up of the Corporation or any Subsidiary ; and (F) authorize the Corporation to enter into any transaction, including , without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting or any service with or to any Affiliate of the Corporation, or to amend any agreement between the Corporation and such Affiliates, or waive any substantial right thereof, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon tenns not less favorable to the Corporation than it could obtain in a comparable ann ' s length transaction with a . third party other than such Affiliate . FIN Al . , Certificate of design 11 ion . doc

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(b) Approval. The approval rights of the holders of shares of Series A Preferred Stock to authorize the Corporation to take any of the Restricted Actions as provided in this Section 5 may be exercised at any annual meeting of stockholders, at a special meeting of the holders of Series A Preferred Stock held for such purpose or by written consent. At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class, lo authorize the Corporation to take any Restrictc:d Action as provided in this Section S, the presence in person or by proxy of the holders of the Requisite Percentaae of Series A Preferred Stock entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereoj in the absence of a quorum of the holden of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjoum the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to · time and place to place without notice other than announcement at the meeting until a quorum shall be present. 6 , Conversion Rishts . (a) Conversion Procedure. (i) Each share of Series A Preferred Stock shall be convertible, at any time and from time to time, after the date of issuance of such share, ! : lt the option of tho holder of Series A Preferred, into &uch number of shares of fully paid and nonassessable shares of Common Stock computed by dividing the Purchase Price by the Conversion Price in effect on the Conversion Date as hereinafter defined . (ii) On a date (the ''Corporation's Conversion Date 11 ) immediately prior to which the Common Stock bas traded for not leas sixty (60) consecutive days at a closing price of not less than 150% of the implied conversion price derived by dividing the amount of the. Series A Preference Amount by the number of shares of Common Stack issuable lo the Holders upon oonveraiona the Corporation may. in its sole discretion, require the conversion of all, but not less than all, of the then outstanding Series A Prefemd Stock . The Corporation shall cause to be mailed to all holder! of Series A Preferred Stoclc at their la.st address reflected on the Corporation 1 s boOQ and records a notice notifying such holders that the Corporation has exercised its conversion right pursuant hereto (a "Conversion Notice " ). The Conversion Price and the number o.f shares of Common Stock issuable upon conversion of the Series A Preferred Stoek shall be u set forth in below. (iii) A conversion of Series A Pre . fcrT Stock pursuant to (i) above shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice (the "Holder's Conversion Date") ; provided , however, that the Holder's Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Holder's Conversion Date shall be deemed to be the date such notice is given to the Corporation . A conversion of the Series A Preferred Stock pursuant to (ii) above shall be deemed to have been effected as of the close of business on the Corporation's Conversion Date . The Corporation's Conversion Date and the Holder's Conversion Date are sometimes both referred to herein as the "Conversion Date . " On the Conversion Date 1 the rights of the holder of such Series A Preferred Stock as such holder FINAL Cenifi lltc or designation.doc - 4 - T" L 1 T' , ,._.. - , , 1 r"'T 11 • - - . - - - - -- _. ,_

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(including the right to receive dividends) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby . (iv) As soon as practicable after the Conversion Date (but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of los s in the cas e of subparagraph (A) below) evidencing the shares of Series A Preferred Stock converted into shares of Common Stock in accordance herewith, the - Corporation shaJl deliver to the converting holder : (A) a certificate or certiflcates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock as provided in clause (viii) of this Section 6 (a) ; and (B) a certificate, if necessary, representing any shares that were represented by the certificate or certificates de 1 ivered to the Corporation in connection with such conversion but that were not converted . (v) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holdel's · of such Series A Preferred Stock including any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of· Common Stock. Upon conversion of any shares of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued • upon such conversion shall be validly issued, fully paid and nonassessable. (vi) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner that interferes with the timely conversion of Series A Preferred Stock . The Corporation shall use reasonable efforts to assist and cooperate with any holder of shares of Series A Preferred Stock required to make any governmental tilings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation), (vii) The Cotporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the pmpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of all outstanding Series A Preferred Stock . AU shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges . The Corporation shall take all such actions as may be reasonably nece sary to assure that all such shares of Cqmmon Stock may be so issued witnout violation of any applicable law or governmental regulation or any requirements of any domestic securities exch ge upon which shares of Common Stock may be listed (except flNAL Cet1iftcate of designation.doc 9 · , - 1

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for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(viii) No fractional shares of Common Stock or script may be issued upon conversion of shares of the Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

(b) Conversion Price. The initial conversion price shall be the Purchase Price, which may be adjusted from time to time hereafter (as so adjusted, the "Conversion Price"). If and whenever on or after the original date of issuance of the Series A Preferred Stock the Corporation issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of its Common Stock or Convertible Securities for a consideration per share less than the applicable Conversion Price then in effect (a "Dilutive Issue"), the Conversion Price shall be reduced in accordance with the following formula:

$$p = \frac{p1q1 + p2q2}{q1 + q2}$$

where:

p= Conversion Price per share of Series A Preferred Stock following the Dilutive Issue

p1= prevailing Conversion Price per share of Series A Preferred Stock prior to the Dilutive Issue

q1= number of equivalent shares of Common Stock outstanding prior to the Dilutive Issue

p2= price per share of Dilutive Issue

q2= effective number of equivalent shares of Common Stock issued in the Dilutive Issue.

(c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6, the following shall be applicable:

(i) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not the rights to exercise, exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the

FINAL Certificate of designation.doc - 6 -

cumulative minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted . into or exchanged for I by (b) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities . No further adjustment of the Conversion Price shall be made when Common Stock and, if apphcable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities . The foregoing notwjthstanding . no adjustment shall be made to the Conversion Price with respect to the issuance of employee stock options, is $ Ued after June 1 , 2000 under a stock option plan approved by the shareholders of the Company, with exercise prices at not less than the fair market value and for not more than 3 , 000 . 000 shares of Common Stock and the issuance of Common Stock or Convertible Securities in connection with an investment of up to $ 100 , 000 in the Company by a third party . (ii) Change in Exercise . Price or Conversion Rate . If the additional consideration payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be read . justed to the Conversion Price that would have been in ffect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, iasued or sold ; but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced ; and on the tennination date of any right to exercise, convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such tennination had such Convertible Securities, to the extent outstanding immediately prior to such tennination, never been issued . (d) Subdivision or Combination of Common Stock . If the Corporation at an y time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conver3cJy, in the event the outstanding shares of Commons Stock shalt be combined (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to · such combination shall b proportionately increased. (e) Certain Event † . If an event not specified in this Section 6 occurs that has substantially the same economic effect on the Series A Preferred Stock as those specifically enumerated, then this Section 6 shall be construed liberally, mutatis mutandis, in order to give the Series A Preferred Stock the intended benefit of the protections provided under this Section 6 . In such event, the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the nshts of the holders of Series A Preferred Stock ; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock, except as set forth in Section 6 (d) . (f) Notices. PINAL Certificate of designation.doc - 7 - S " d

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(i) Promptly upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment . (ii) The Corporation shall give written notice to all holders of Series A Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for detennining rights to vote with respect to any dissolution or liquidation . 7 , Redemption . The Series A Preferred Stock shall have no redemption rights. 8 . Status of Reacquired Shares . Shares of Series A Preferred Stock which have been issued and reac(tuired in any manner shall (upon compliance with aJ' . lY applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued . 9 , Exclusion of Other Rights . Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those speci.ficatJy set forth in this Certificate or Designation. The shares of.Series A Preferred Stock shall have no preemptive or subscription rights pursuant to this Certificate of Designation. 10 . - The Series A Preferred Stock shall rank senior in right as to dividends and upon liquidation, dissolution or winding up to all Junior Securities, when,ever issued. 11 , Identical Rights . Each share of the Series A Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred Stock . 12 . Certificates, So long as any shares of the Series A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a fu]l statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series . l 3 . Amendments . Any provision of these terms of the Series A Preferred Stock may be amended, modified or waived if and only if the holder of the Requisite Percentage of Serie s A Preferred Stock has consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of this Certificate ofDesignatio'! 1 , FINAL Ctrcifieate of designation.doe - 8 . 6'd

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14. Definitions. "Affiliate or Affiliates" shall mean with respect to any Person, any other Person that would be considered to be an affiliate of the Corporation under Rule 144 (a) of the Rules of Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the · Corporation were issuing securities . ''Certificate of Designation'' shall mean this Certiffoate of Designati ns of the Series A Preferred Stock . "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time . "Common Stock'' shall mean the Corporation's Common Stock, $ . 01 par value . "Common Stock Deemed Outstanding " sha 11 mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, plus the number of shares of Common Stock issuable upon the ex rcise in full of all Convertible Securities whether or not the Convertible Securities are convertible into Common Stock at such time . "Conversion Price" shall have the meaning set forth in Section 6 (b) hereof . "Convertible Securities" shall mean securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock . Tl)e tenn includes options, warrants or other rights to subscribe for or purchase Common Stock or to · subscribe for or purchase other securities that are convertible into or exchanged for Common Stock . "Dilutive Issue" shall have the meaning set forth in Section 6(b) hereof . "Junior Securities" shall mean any of the Corporation's Common Stock and alt other equity securities of the Corporation other than the Series A Preferred Stock and any other shares of the Corporation's preferred 6 tock (11) which by their terms , state that they are not Junior Securities or provide the holders thereof with rights pari passu with or senior to those of the holders of Series A Preferred Stock and>{b) are approved for issuance in accordance with Section 5 hereof . "Person" shall mean an individual, partnership, corporation, association, t rust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof . ' ' Preferred Stock" shall mean the Series A Preferred Stock. "Purchase Price" of any share of Series A Preferred Stock shall be $0.63 . ''Qualified Public Offering" shall mean any underwritten offet'ing by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of t 933 or any comparable statement under any similar federal statute then in FINAL Certificate of designation . doc . 9 - T l lT ,, - ,r, , ._, _, ,,.T .... - I I ,,... - - - - - - -

14

force yielding the Corporation net proceeds of at least $10,000,000, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

"Required Consent" shall have the meaning set forth in Section 6.

"Requisite Percentage" shall mean 50% except that, with respect to any amendment to this Certificate of Designation that reduces the Series A Preference Amount, reduces the dividend rate provided in Section 2(a) or amends this definition, Requisite Percentage means 100%.

"Restricted Action" shall have the meaning set forth in Section 5 hereof.

"Sale of the Corporation" shall mean a single transaction or a series of transactions pursuant to which a Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors (whether by merger, consolidation or sale or transfer of the Corporation's capital stock, provided, however, that a Qualified Public Offering that results in an acquisition of voting power shall not be a Sale of the Corporation); or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

"Series A Preference Amount" shall equal the Purchase Price, subject to the adjustments set forth in Sections 6 (d) and (e) with respect adjustments in the Conversion Price.

"Series A Preferred Stock" shall mean the Corporation's Series A Preferred Stock, $.01 par value, as in effect on the date hereof.

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

15. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

FINAL Certificate of designation.doc - 10 -

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer on November 1, 2000. By: Oukrv Name: William W iss Title: Chief Executive Officer FINAL Cert!ficzte of dc1ignation.d0c - 11 - 21 ' d

16

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/13/2000 001300 10 - 2290721 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PAPERCLIP SOFTWARE, INC. Adopted in accordance with the provisions of Section 242 of the Delaware General Cotporation Law Theundenigned,William Weiss,ChiefExecutive Officer ofPaperClip Software, Inc., hereby certifies as follows: FIRST: The name of the corporation is PapcrClip Software, Inc. (the "Corporation"). SECOND: amended as follows: That the Certificate of Incorporation of the Corporation is hereby By striking out Article FOURTH in its entirety and inserting the following in lieu thereof: FOURTH : The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40 1 000 , 000 shares, consisting of (i) 30 , 000 , 000 shares of common stock, $ . 01 par value per share, and (ii) 10 , 000 , 000 shcrcs of preferred stock, S . 01 p : ar value per share . TheBoardofDirectors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable lnw of the State of Delaware, to establish from time to time the number of shares to be included in a series, and to fix the designation, powers, preferences and rights of the shares of such series, which may be different from the designations, powers, preferences and rights of shares of any other series, and the qualifications, limitations or restrictions thereof, 271!>33.I

17

The authority of the Board of Directors with respect to such series shall include, but not be limited to, determination of the following: a. The number of shares constiruting such series and the distinctive designation of such series; b. The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from whlch date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series ; c. Whether suchseriesshallhave voting rights,in additionto the voting rights provided by law> and, if so, the terms of such voting rights; d . Whether such series shall have conversionprivileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine ; e. Whether or not the shares of such series shall be redeemable, and, if so, the tenns and conditions ofsuch redemption, including thedate or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates ; f. Whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund ; g. Therights of theshares of such series in the event ofvoluntary or involuntary liquidation) dissolution or winding upof the Corporation, and the relative rights of priority, if any, of payment of shares of such series ; and h. Any other relative riihts, preferences and limitations of such series. Dividends on outstanding shares of Preferred Stock sba 11 be paid or declared andsetapart fo payment before any dividendsshall be paid or declared and set apart for payment on the shares of common stock with respect to the same dividend period . 271933.1 2

18

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares ofPreferred Stock of all series shallbe iusuffieient to paysuch holders thefull preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Prefened Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto . THIRD: That such amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law. FOUR m: 'Thisamendment to theCertificate oflncorporationoftheCorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State . of the State of Delaware . IN WITNESS WHEREOF, I havesigned this certificate this 7th day ofJune , 2000 . /s/ Name: Title : William Weiss William Weiss Chief Executive Officer 271933 . 1 3

19

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/17/1998
981061966 - 2290721

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAPERCLIP SOFTWARE, INC.

Adopted in accordance with the provisions of
Section 242 of the Delaware
General Corporation Law

We, William Weiss, Chief Executive Officer, and Michael Suleski, Secretary, of PaperClip Software, Inc. hereby certify as follows:

FIRST: The name of the corporation is PaperClip Software, Inc. (the "Corporation").

SECOND: That the Certificate of Incorporation of the Corporation is hereby amended as follows:

By striking out Article FOURTH in its entirety and inserting the following in lieu thereof:

FOURTH. A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 31,000,000 shares, consisting of (i) 30,000,000 shares of common stock, $.01 par value per share (hereinafter referred to as "Common Stock"), and (ii) 1,000,000 shares of non-voting preferred stock, $.01 par value per share (hereinafter referred to as "Preferred Stock").

B. Terms of the Preferred Stock shall be as follows:

1. Rank. The Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution, prior to all Junior Securities (as hereinafter defined) of the Corporation. (All equity securities of the Corporation other than the Preferred Stock, including the Common Stock, are collectively referred to herein as "Junior Securities".)

2. Dividends.

(i) The holders of the shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends, cumulative dividends at the initial annual rate of 12% per share (expressed as a percentage of the $.30 per share liquidation preference), (the "Dividend Rate"). Such dividends shall be payable quarterly on the last day of January, April, July and October of each year (each of such dates being a "dividend payment date"), commencing April 30, 1998. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days prior to the applicable dividend payment date. Each of such quarterly dividends (whether payable in cash or stock as hereinafter provided) shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the quarter in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend on each share of Preferred Stock, such dividend shall accrue from the date the Preferred Stock is first issued. All dividend payments shall be made in cash or stock, at the option of the holder. If any dividend payment date is not a business day, such dividend payment date shall be the next succeeding business day.

(ii) The amount and form of all dividends paid with respect to shares of the Preferred Stock pursuant to paragraph (2)(i) shall be paid pro rata to the holders entitled thereto.

(iii) (a) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in paragraph (2)(i) hereof in preference to, and in priority over, any dividends upon any of the Junior Securities.

(b) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment, any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants (other than the Class A Warrants exercisable through August 9, 2000, the option and warrants issued to A.R. Baron, exercisable through 2000, and the ASI mandatorily convertible notes to be issued on or about February 1998 in connection with raising capital in an amount ranging between $500,000 and $2,000,000), rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, unless prior to, or concurrently with, such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Preferred Stock not paid on the dates provided for in paragraph 2(i) hereof shall have been paid in full in cash. Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

(iv) Each fractional share of Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Preferred Stock pursuant to paragraph (2)(i) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), without interest, and shall be payable in the same manner and at such times as provided for in paragraph (2)(i) hereof with respect to dividends on each outstanding share of Preferred Stock.

3. Liquidation Preference.

(i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $.30 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, without interest, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than twenty (20) days prior to the payment date stated therein, to each record holder of Preferred Stock.

(ii) For the purposes of this paragraph 3, neither (a) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, nor (b) the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(iii) The liquidation payment with respect to each outstanding fractional share of Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Preferred Stock.

4. Put Option.

(i) Subject to applicable law, at any time commencing on or after the date which is eighteen months after the closing of the transaction (the "Closing") contemplated by the Agreement and Plan of Merger dated as of November 12, 1997, as amended, among the Corporation, Access Solutions International, Inc. ("ASI") and PaperClip Acquisition Corp. ("Acquisition"), any holder of the Preferred Stock will have the option to put all or part of the shares of Preferred Stock owned by any such holder, to the Corporation or to ASI for cash or shares of ASI's common stock and ASI's Class B Warrants, at the option of the holder; provided, however, that in the event (i) of any liquidation, dissolution or winding up of the affairs of ASI,

(ii) there shall be filed against ASI a voluntary or involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect, (iii) ASI shall admit in writing its inability to pay its debts as they mature, or (iv) ASI shall make a general assignment for the benefit of creditors, any holder of the Preferred Stock shall have the option to put all or part of the shares of Preferred Stock owned by any such holder to the Corporation or to ASI for cash or shares of ASI's common stock and ASI's Class B Warrants, at the option of the holder, at any time after the issuance of the Preferred Stock. The put price for each share of Preferred Stock will be equal to (i) in the event of payment by shares of ASI's common stock, (a) such fraction of a share of ASI's common stock, $.01 par value per share, as is equal to the Conversion Ratio (as defined below), plus (b) an equivalent number of ASI's Class B Warrants, plus (c) such number of shares of ASI's common stock as is equal to (x) the amount of any accrued but unpaid dividends to the date fixed for the put, (y) divided by $.30, and (z) the result multiplied by the Conversion Ratio, or (ii) in the event of payment by cash, the liquidation preference value, in the amount of $.30 per share, of the Preferred Stock, plus any accrued but unpaid dividends to the date fixed for the put. In the case of shares of Preferred Stock called for redemption by the Corporation, the put rights will expire at the close of business on the date fixed for redemption by the Corporation.

(ii) Any holder of Preferred Stock electing to exercise its put option in connection with such shares, or any portion thereof, in accordance with subparagraph (i) of this paragraph 4 shall deliver the certificates therefor to the principal executive offices of the Corporation or ASI, duly endorsed or accompanied by proper instruments of transfer, with a form of notice of election to exercise its option to put the shares, fully completed and duly executed, and pay any required taxes. Such notice shall also state: (a) the manner of payment that the holder wishes to receive for its shares of Preferred Stock (i.e., whether in cash or in shares of ASI's common stock and ASI's Class B Warrants), and (b) the address or addresses to which the payment for the shares is to be transmitted. The put right with respect to any such shares of Preferred Stock shall be deemed to have been exercised at the date upon which the holder satisfies the last of such requirements and the person or persons entitled to receive shares of ASI's common stock and ASI's Class B Warrants issuable upon such put exercise, if applicable, shall be treated for all purposes as the record holder or holders of ASI's common stock and ASI's Class B Warrants upon said date. If a holder fails to notify the Corporation or ASI of the number of shares which such holder wishes to put, such holder shall be deemed to have elected to put all shares represented by the certificate or certificates surrendered.

5. Redemption.

(i) Subject to applicable law, at any time commencing on or after the date which is thirty months after the Closing, the Corporation will have the right to redeem in whole, or from time to time in part, the Preferred Stock for cash or shares of ASI's common stock and ASI's Class B Warrants in the amount determined below. The redemption price for each share of Preferred Stock will be equal to (i) in the event of payment by shares of ASI's common stock, (a) such fraction of a share of ASI's common stock, $.01 par value per share, as is equal to the Conversion Ratio (as defined below), plus (b) an equivalent number of ASI's Class B Warrants, plus (c) such number of shares of ASI's common stock as is equal to (x) the amount of any accrued but unpaid dividends to the date fixed for the redemption, (y) divided by $.30, and (z) the result multiplied by the Conversion Ratio, or (ii) in the event of payment by cash, the liquidation preference value, in the amount of $.30 per share, of the Preferred Stock, plus any accrued but unpaid dividends to the date fixed for the redemption. Redemptions shall be effected in the manner provided below. Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed.

(ii) In the event that fewer than all the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected on a pro rata basis.

(iii) In the event the Corporation or ASI shall redeem shares of Preferred Stock, notice of such redemption shall be given not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Preferred Stock to be redeemed except as to the holder to whom the Corporation or ASI has failed to give said notice or except as to the holder whose notice was defective.

(iv) Notice having been mailed as aforesaid, from and after the redemption date dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation or ASI the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation or ASI at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

6. Payment with ASI's Common Stock or ASI's Class B Warrants.

(i) The term "Conversion Ratio" shall mean 1,544,438 (as adjusted pursuant to the terms set forth below) divided by the number of shares of the Corporation's Common Stock issued and outstanding (other than treasury shares) immediately prior to the time that the Corporation and Acquisition file a certificate of merger.

(ii) No fractional shares of ASI's common stock or ASI's Class B Warrants or scrip representing fractional shares thereof shall be issued upon the exercise of a put option or redemption of shares of Preferred Stock. In lieu of any fractional shares of ASI's common stock or ASI's Class B Warrants which would otherwise be issuable upon the exercise of a put option or redemption of any shares of Preferred Stock, the Corporation or ASI shall pay

90662-1 - 04112-0

5

a cash adjustment based upon the fair market value of ASI's common stock or ASI's Class B Warrants as determined in good faith by the Board of Directors.

(iii) All shares of ASI's common stock or ASI's Class B Warrants which may be issued upon the exercise of a put option or redemption of the shares of Preferred Stock shall be validly issued, fully paid and nonassessable.

(iv) In case ASI shall issue any shares of its common stock as a stock dividend, subdivide the number of outstanding shares of its common stock into a greater number of shares either through a stock split or otherwise, reclassify or recapitalize its outstanding shares, or implement any other extraordinary change to the capitalization of ASI, then in any such case the Board of Directors shall, in good faith, adjust the Conversion Ratio in effect at the time of such action in an equitable manner. If ASI shall offer to its stockholders a right to purchase new common stock of ASI or issue other convertible security to all of its stockholders, in either such case at a price below the then current market price thereof, then in any such case the Board of Directors shall, in good faith, adjust the Conversion Ratio in effect at the time of such action in an equitable manner.

(v) The Board of Directors shall have the power to resolve in good faith any ambiguity or correct any error in this paragraph 6 and to authorize the filing of a Certificate of Correction with respect to any such ambiguity or error.

7. Merger, etc. In case of any consolidation or merger to which the Corporation or ASI is party (other than a merger or consolidation in which the Corporation or ASI is the surviving entity and which does not result in any reclassification of, or change in, outstanding shares of Common Stock or ASI's common stock), or in case of any reclassification pursuant to which all of the outstanding shares of Common Stock or ASI's common stock are converted into other securities or property, the Corporation, ASI or the surviving company, as the case may be, shall make appropriate provisions so that holders of shares of Preferred Stock then outstanding shall have the right thereafter to convert such shares into the kind and amount of securities or other property or assets (including cash) which such holders would have had the right to receive upon such consolidation, merger or reclassification had such shares been converted immediately prior to the effective date of such consolidation, merger or reclassification. Neither the Corporation nor ASI shall effect any such transaction unless the provisions of this subparagraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers or reclassifications.

8. Voting.

(i) Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.

(ii) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely

90642.1 - 04112-0

6

such series, without the written consent or affirmative vote of the holders of at least 66.66% of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Preferred Stock.

9. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing the Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any series of the Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices, and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

7

TOTAL P.10

THIRD: That such amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: This amendment to the Certificate of Incorporation of the Corporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 17th day of February, 1998.

Name: William Weiss
Title: Chief Executive Officer

Name: Michael Suleski
Title: Secretary

SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 09:00 AM 11/25/19
960346300 - 2290721

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAPERCLIP IMAGING SOFTWARE, INC.

Adopted in accordance with the provisions of
Section 242 of the General Corporation
Law of the State of Delaware

We, William Weiss, Chief Executive Officer, and Michael Suleski, Secretary, of PAPERCLIP IMAGING SOFTWARE, INC., hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation is hereby amended as follows:

By striking out the whole of Articles FIRST and FOURTH thereof as they now exist and inserting in their place the following:

"FIRST": The name of the corporation is: PAPERCLIP SOFTWARE, INC.

"FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 30,000,000 shares of Common Stock, par value $.01 per share."

SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote o

37693-1

the holders of note less thana majority of the outstanding atock entitled to vote thereon at the annual meeting of shareholders . IN WITNESS OF, we have signed this cate this 29th d&y of August, 1996. William Weis ChiefExecutive Officer Michael Sulesld, Scc:rtt ƒ uy .. 3769'.M 2

29

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:45 AM 03/01/1995
950045613 - 2290721

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAPERCLIP IMAGING SOFTWARE, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

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We, William Weiss, Chief Executive Officer, and Joan Ashenberg, Secretary, of PAPERCLIP IMAGING SOFTWARE, INC., hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation is hereby amended as follows:

By striking out the whole of Article FOURTH thereof as it now exists and inserting in its place a new ARTICLE FOURTH, reading as follows:

> "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 15,000,000 shares of Common Stock, par value $.01 per share."

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation

Law ot the State of Delaware by the written consent ot the holder• ot not l••• than a majority of the outetandinq atock entitl•d to vote thereon and that written notice of th• corporate action hao been giv•n to thoea atoekholdar• who have not conaantad in writinq, all in accordanQa with th• proviaion• of S•otion 228 of tho ceneral corporatio Law. IN WITNESS WHEREOF, we have aigned this eertifi t• this a_.t \ day ot February, 1995, ATTEST: , nAshen' Sa retary

31

CERTIFICATE OF INCORPORATION

OF

PAPERCLIP IMAGING SOFTWARE, INC.

FIRST: The name of the corporation is:

PAPERCLIP IMAGING SOFTWARE, INC.

SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation whall have authority to issue is one million (1,000,000) shares of Common stock, par value $.01 per share.

FIFTH: The Board of Directors of the Corporation may, from time to time, amend, alter or repeal the By-Laws or adopt additional By-Law provisions; provided, that any By-Laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote, unless otherwise provided in the By-Laws of the Corporation.

SEVENTH: The name and mailing address of the incorporator is Nahum L. Gordon, 521 Fifth Avenue, New York, N.Y. 10175.

EIGHTH: The Corporation shall, to the fullest extent permitted by §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to any action taken in his or her official capacity and as to any action taken in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, a director or former director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

This Certificate of Incorporation has been signed and attested to on March 11 , 1992.

Nahum L. Gordon, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 03/13/1992
752073062 - 2290721

PLAN AND AGREEMENT OF MERGER

OF

PAPERCLIP IMAGING SOFTWARE, INC.
(a New Jersey Corporation)

AND

PAPERCLIP IMAGING SOFTWARE, INC.
(a Delaware Corporation)

PLAN AND AGREEMENT OF MERGER, entered into on March 12 , 1992, by PAPERCLIP IMAGING SOFTWARE, INC., a business corporation of the State of New Jersey, and approved by resolution adopted by its Board of Directors on said date, and entered into on March 12 , 1992, by PAPERCLIP IMAGING SOFTWARE, INC., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, PAPERCLIP IMAGING SOFTWARE, INC., (the "merged corporation") is a business corporation of the State of New Jersey, with its principal office therein located at One University Place, Hackensack, New Jersey 07601.

WHEREAS, the total number of shares of stock which the merged corporation has authority to issue is

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2,500, all of which are of one class and of have no par value;

WHEREAS, PAPERCLIP IMAGING SOFTWARE, INC. (the "surviving corporation") is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, City of Dover, County of Kent;

WHEREAS, the total number of shares of stock which the surviving corporation has authority to issue is $1,000,000, all of which are of one class and $.01 par value;

WHEREAS, the Business Corporation Act of New Jersey permits a merger of a business corporation of the State of New Jersey with and into a business corporation of another jurisdiction;

WHEREAS, the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware;

WHEREAS, the merged corporation and the surviving corporation and their respective Boards of Directors deem it advisable and in the best interests of such corporations and their respective stockholders to merge the merged corporation with and into the surviving

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corporation, pursuant to the provisions of the Business Corporation Act of the State of New Jersey and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of each of such corporations has approved this Plan and Agreement of Merger;

NOW THEREFORE, in consideration of the premises and the mutual agreement of the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

1. The merged corporation and the surviving corporation shall, pursuant to the provisions of the Business Corporation Act of the State of New Jersey and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, the surviving corporation, which shall be the surviving corporation from and after the effective time of the merger, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate

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existence of the merged corporation shall cease in accordance with the provisions of the Business Corporation Act of the State of New Jersey upon the filing of a Certificate of Merger in New Jersey.

2. Annexed hereto as Exhibit A is a copy of the Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the effective time of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers, respectively, of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, respectively, and all of them shall hold their directorships and offices until the election and

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qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. In view of the fact that the surviving corporation owns all of the outstanding shares of the merged corporation, each issued share of the merged corporation shall, at the effective time of the merger, be cancelled. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. The parties agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New Jersey and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New Jersey, State of Delaware, and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the merged corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or

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become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations.

Dated: March 12, 1992

PAPERCLIP IMAGING SOFTWARE, INC. (New Jersey)

By: /s/ Sol Rosenberg
Sol Rosenberg, President

Attest:

/s/ Joan L. Ashenberg
Joan Ashenberg
Secretary

PAPERCLIP IMAGING SOFTWARE, INC. (Delaware)

By: /s/ Sol Rosenberg
Sol Rosenberg, President

Attest:

/s/ Joan L. Ashenberg
Joan Ashenberg
Secretary

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CERTIFICATE OF SECRETARY

OF

PAPERCLIP IMAGING SOFTWARE, INC.

(a Delaware Corporation)

The undersigned being the Secretary of PAPERCLIP IMAGING SOFTWARE, INC., a Delaware corporation, does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Plan and Agreement of Merger.

Dated: March 12 , 1992

PAPERCLIP IMAGING SOFTWARE, INC.
(a Delaware Corporation)

By: Joan L. Ashenberg
Joan Ashenberg
Secretary

CERTIFICATE OF SECRETARY

OF

PAPERCLIP IMAGING SOFTWARE, INC.

(a New Jersey Corporation)

The undersigned being the Secretary of PAPERCLIP IMAGING SOFTWARE, INC., a New Jersey corporation, does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of the Business Corporation Law of the State of New Jersey, to the adoption of the foregoing Plan and Agreement of Merger.

Dated: March 12, 1992

PAPERCLIP IMAGING SOFTWARE, INC.
(a New Jersey Corporation)

By: Joan L. Ashenberg
Joan Ashenberg
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIO N S FILED 12:15 PM 03/11/1992 752071005 - 2290721 CERTIFICATE OF INCORPORATION OF !AmRQJP IMAGING SOFIWARB. INC . PtRBTi The name of the corporation ia: ' SECOND: The address ot it Ŷ regiatered ottiae in the state ot Delaware ie 32 Loookerman Square, suite L - 1O0, in th• city ot Dover, county ot Kent. Thane• of it• regiatered agent at eueh addr••• is The frentice - Hall corporation Syatem, Ino. 'l'KIRt>: The nature of tha busine Ŷ a or purpo••• to be conducted or promoted ia to enqaqa in any lawful act or activity tor which corporation• may be organized under the General Corporation Law of Delaware. FOURTH: The total number of ehares ot stock which th• Corporation whall have authority to iaaua is on• million (l,000,000) aharaa of common stock, par value $.01 per share, Flll"l'K: The Board of DireQtors of the Corporation may, from time to time, amend, alter or repaal tho By - Law• or adopt additional By - aw provision Ŷ ; prov14ed, that any By Lawa adopted, amandad. or repealed by the Board of Directors may amanded or I t 1 ' t. t ' ,.

43

repealed, and any By-Laws may be made, by the stockholders of the Corporation.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote, unless otherwise provided in the By-Laws of the Corporation.

SEVENTH: The name and mailing address of the incorporator is Nahum L. Gordon, 521 Fifth Avenue, New York, N.Y. 10175.

EIGHTH: The Corporation shall, to the fullest extent permitted by §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to any action taken in his or her official capacity and as to any action taken in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, a director or former director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

This Certificate of Incorporation has been signed and attested to on March 11 , 1992.

Nahum L. Gordon, Incorporator